                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated December 13, 1996 relating to the financial statements of Shamrock Computer Resources, Ltd. as of and for the years ended December 31, 1995 and 1994 (not presented separately herein), which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Graves, McKenna, Lundeen & Almquist, P.L.L.P

Minneapolis, Minnesota

June 20, 1997